UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the Operating and Member Control Agreement of Granite Falls Energy, LLC (the "Company"), Fagen, Inc. has the right, so long as it is a member and holds no less than 5% of the issued and outstanding membership units of the Company, to appoint one governor to the Company's Board of Governors. An amendment to the Company's Operating and Member Control Agreement adopted at the Company's 2013 annual meeting provides that the right of Fagen, Inc. to appoint a governor will terminate beginning on the date of the first election of governors following the Company's 2013 annual meeting.

Fagen, Inc. has notified the Company that, effective April 8, 2013, Fagen, Inc. had determined to remove Steve Core as its appointee to the Board of Governors of the Company and instead designate Kenton Johnson as its appointee. Mr. Johnson has not yet been named to any committees of the Board of Governors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: April 12, 2013	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer